UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2021 (March 17, 2021)

Seneca Biopharma, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SNCA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2021, Seneca Biopharma, Inc. (the “Company” or “Seneca”) terminated: (i) Kenneth Carter, PhD, Seneca’s executive chairman, (ii) Dane Saglio, Seneca’s chief financial officer, (iii) Matthew Kalnik, PhD, chief operating officer and (iv) Seneca’s Senior Vice President of R&D (collectively, the “Employees”) without cause. In connection with the Employees’ terminations, the Company entered into separation agreements (“Separation Agreement(s)”). The Separation Agreements contain mutual general releases of claims and acknowledge the amounts due to each Employee as a result of their terminations without cause as provided for in each of their respective employment agreements.

Such amounts are as follows:

Name	Severance and Bonus
Kenneth Carter, PhD	$816,995
Dane Saglio	$452,572
Matthew Kalnik, PhD	$599,868
Senior VP of R&D	$384,702

Total:	$2,254,137

Additionally, in the event that the Company consummates the Merger (as defined below), each employment agreement provides for the following additional severance and benefits:

Severance in Connection with a Change in Control

Name	CIC Severance and Bonus[1]
Kenneth Carter, PhD	$277,248
Dane Saglio	$100,857
Matthew Kalnik, PhD	$150,225
Senior VP of R&D	$85,567

Total:	$613,897

______________________________________

1.	Represents additional severance benefits in connection with a termination without cause in connection with a change in control.

Repurchase of Employee Stock Options

Immediately prior to the closing of the Merger, each respective Employee’s outstanding common stock options will be purchased by the Company for the following consideration:

Name	Option Repurchase
Kenneth Carter, PhD	$188,787
Dane Saglio	$362,391
Matthew Kalnik, PhD	$476,662
Senior VP of R&D	$395,166

Total:	$1,423,006

As a result of the Separation Agreements, the employment of the Employees was terminated on March 17, 2021. Dr. Carter will remain chairman of the Board.

The foregoing description of the Separation Agreements is not complete and is qualified in its entirety by reference to the agreements, the form of which is attached hereto as Exhibit 10.01 to this report and is incorporated herein by reference.

Appointment of Mr. Saglio as Principal Executive Officer

On March 17, 2021, Mr. Saglio entered into a consulting agreement whereby he will perform the duties of principal executive and accounting officer of Seneca until such time as the Merger is consummated. Mr. Saglio will be paid on an hourly basis to perform such services at a rate of $250 per hour.

Dane Saglio, age 63, has served as our Chief Financial Officer since April 2020. From July 2017 through July 2019, Mr. Saglio served as Executive Vice President and CFO of Celios Corporation, a private company focused on research, development, and commercialization of advanced air technologies. Prior to that, from November 2014 through June 2017, Mr. Saglio served as the CFO for Helomics Corporation (acquired in 2019 by Precision Therapeutics). Mr. Saglio has over 20 years of experience in financial positions with pharmaceutical and biotechnology companies. Mr. Saglio earned his BS in business administration from the University of Maryland and is a licensed CPA (inactive).

There are no relationships between Mr. Saglio and any of our executive officers or members of the Board of Directors.

Item 8.01 Other Events.

Supplemental Disclosures

As previously disclosed, on December 16, 2020, Seneca entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Leading BioSciences, Inc., a Delaware corporation (“LBS”), and Townsgate Acquisition Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”).  Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into LBS (the “Merger”), with LBS surviving the Merger as a wholly owned subsidiary of the Company. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. On February 11, 2021, Seneca filed a definitive proxy statement/prospectus/information statement (the “Definitive Proxy Statement”), as such may be supplemented from time to time, with the Securities and Exchange Commission (the “SEC”) with respect to the special meeting of Seneca’s stockholders scheduled to be held on March 24, 2021 (the “Seneca Special Meeting”).

Following the announcement of the proposed Merger and as of the filing of these Supplemental Disclosures, nine lawsuits were filed by purported Seneca stockholders challenging the proposed Merger. The lawsuits, brought are captioned Sheridan v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00166 (S.D.N.Y. filed Jan. 8, 2021); Pirjamaat v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00172 (S.D.N.Y. filed Jan. 8, 2021); Johnson v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00310 (S.D.N.Y. filed Jan. 13, 2021); Mathews v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00242 (E.D.N.Y. filed Jan. 15, 2021); Pechal v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00585 (S.D.N.Y. filed Jan. 22, 2021); Curtis v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00292 (D. Del. Feb. 25, 2021); Valdez v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00980 (E.D. Pa. Mar. 1, 2021); Anderson v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00326 (D. Del. Mar. 2, 2021); and McIntire v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-01869 (S.D.N.Y. Mar. 3, 2021).  The complaints name the Company and the Company’s board of directors as defendants. The Sheridan, Pirjamaat, and Valdez complaints name LBS as an additional defendant. The Pirjamaat and Valdez complaints also name Townsgate Acquisition Sub 1, Inc.as an additional defendant.

While the Company believes that the disclosures set forth in the Definitive Proxy Statement comply fully with all applicable law and denies the allegations in the pending actions described above, in order to moot plaintiffs’ disclosure claims, to avoid the risk of the pending actions delaying or adversely affecting the Merger, to minimize the costs, risks and uncertainties inherent in litigation, and to provide additional information to its stockholders, the Company has determined to voluntarily supplement the Definitive Proxy Statement as described in this Current Report on Form 8-K (the “Supplemental Disclosures”).  Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the complaints described above that any additional disclosure was or is required or material.

All page references used herein refer to pages in the Definitive Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures, and capitalized terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. Underlined and bolded text shows text being added to a referenced disclosure in the Definitive Proxy Statement. Except as specifically noted herein, the information set forth in the Definitive Proxy Statement remains unchanged.

Revisions to the section titled “QUESTIONS AND ANSWERS ABOUT THE MERGER”

The Proxy Statement is hereby amended and supplemented on page 8 by adding the following to the end of the sixth paragraph under the heading “Q: Do persons involved in the Merger have interests that may conflict with mine as a Seneca stockholder?”:

Binxian Wei will have a board position on the combined company because Tianjin Pharmaceuticals Group International Holdings Co., LTD, the sole preferred shareholder of Seneca, has a right to appoint a Seneca board member, has designated Mr. Wei to serve in that capacity, and that right continues with the combined company. Therefore, Mr. Wei will continue as a member of the board of directors of the combined company.  Based upon their respective experience and qualification, Cristina Csimma, PharmD, M.H.P. and Mary Ann Gray, Ph.D. were initially approached by representatives of LBS in early November 2020 to inquire if either would be willing to continue as directors of the combined company, but no decision or agreement was reached. On November 18, 2020, subsequent to Seneca and LBS reaching an agreement in principle as to the economic terms of the Merger, Dr. Csimma and Dr. Gray were again approached by representatives of LBS about serving on the combined company board of directors, at which time they agreed to serve.  Dr. Gray (but not Mr. Wei or Dr. Csimma) is a member of the Seneca Transaction Committee.  In connection with their service as directors on the combined company board, Mr. Wei, Dr. Csimma, and Dr. Gray will continue to participate in Seneca’s existing Non-Employee Director Compensation program. For a further description of the Non-Employee Director Compensation program, see the section titled “Executive Compensation – Non-Employee Director Compensation” beginning on page 257 of this proxy statement/prospectus/information statement.

Revisions to the section titled “PROSPECTUS SUMMARY”

The Proxy Statement is hereby amended and supplemented on page 21 by replacing the section entitled “Litigation Relating to the Merger (see page 113)” in its entirety with the following:

As of March 16, 2021, nine complaints have been filed by purported Seneca stockholders, each of which seeks to enjoin the Merger and other relief. The complaints assert claims against Seneca, the members of the Seneca Board, and LBS as defendants under Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder for allegedly false and misleading statements in this proxy statement/prospectus/information statement and Section 20(a) of the Exchange Act for alleged “control person” liability with respect to such allegedly false and misleading statements. One complaint also asserts that the members of the Seneca Board breached their fiduciary duties by purportedly failing to disclose material information about the Merger.

For additional information, see the section entitled “Litigation Relating to the Merger” beginning on page 113.

Revisions to the section titled “THE MERGER”

The Proxy Statement is hereby amended and supplemented on page 79 by replacing the sub-section entitled “Hibiscus” in its entirety with the following:

Hibiscus

As described below, Seneca initially explored in-licensing and out-licensing initiatives and wanted to retain an advisor with extensive experience in due diligence of biotechnology assets as well as a thorough understanding of intellectual property issues.  After holding conversations with a number of potential advisors, Seneca retained Hibiscus as a result of following:

(i)                  Experience in the biotechnology industry – Dr. Christopher Jeffers, a partner in Hibiscus, a former attorney and trained biochemist with thirty years of experience advising biotechnology companies on all manner of technical and operational issues would be directly working with Seneca’s Senior Management. Similarly, Mr. Joshua Barer, a principal of Hibiscus, with over ten years of experience in biotechnology business, investment, and consulting experience on a wide range of technical, commercial and financial issues, would be working directly with Seneca’s Senior Management.

(ii)                Knowledge of licensing transactions – Dr. Christopher Jeffers possessed large law firm experience in complex and technical biotechnology licensing transactions.

(iii)              Pre-existing business relationship – Dr. Carter, Seneca’s Executive Chairman had long-term previous professional business experience working with both Dr. Jeffers and Mr. Barer and valued their work and efforts.

Pursuant to a letter agreement dated January 15, 2019, as subsequently amended, Hibiscus provided Seneca with advisory services in connection with the Merger. For such advisory services, Seneca paid Hibiscus approximately $605,000, including expense reimbursements. In the event the Merger closes, Seneca will pay Hibiscus and additional $150,000.  Furthermore, Seneca has agreed to indemnify Hibiscus and its affiliates, their respective members, directors, officers, partners, agents, and employees, and any person controlling Hibiscus or any of its affiliates, against certain liabilities, including liabilities under the federal securities laws, and expenses related to or arising out of Hibiscus’s engagement.

Hibiscus is an advisory firm, which engages directly and through affiliates and related persons in a number of activities.  Because Hibiscus provides advisory services to a wide range of entities and individuals, conflicting interests or duties may arise.  Hibiscus and/or its affiliates have provided certain advisory services to Seneca and/or its affiliates from time to time for which Hibiscus has received, and may receive, compensation. Prior to their engagement, Hibiscus did not have any professional association with, or receive any compensation from, Seneca. Hibiscus may in the future provide other advisory services to Seneca or LBS and their respective affiliates for which it would expect to receive compensation. Hibiscus has not provided any services to, or received compensation from, LBS.

Upon the anticipated in-licensing initiatives being replaced by a contemplated reverse merger transaction, Seneca determined that Hibiscus remained qualified to continue advising on the quality of biotechnology assets of potential merger candidates and continued enlisting their services.

The Proxy Statement is hereby amended and supplemented on page 79 by replacing the sub-section entitled “Solebury” in its entirety with the following:

Solebury

Upon the anticipated in-licensing initiatives being replaced by a contemplated reverse merger transaction, Seneca continued using Hibiscus for technical due diligence. Seneca’s Senior Management, along with the assistance of Hibiscus, interviewed approximately six banks and financial advisory firms over several months beginning in late 2019, including Solebury, Stifel Nicolaus, Ladenburg Thalmann, H.C. Wainwright, and Piper Sandler. In determining a suitable financial advisor, Seneca focused on such potential advisor’s (i) experience in transactions of this nature, (ii) ability to providing banking services as well as capital markets analysis, (iii) competitive compensation structure given the size of the anticipated transaction, including a reduced success fee upon completion of the transaction. Given Solebury’s relevant transactional experience, ability to provide cost-effective financial advice and assistance during the reverse merger process, favorable economic terms for Seneca, and previous experience of Seneca’s Senior Management working with certain members of Solebury’s team, Seneca determined that retaining Solebury was in the best interests of Seneca and its shareholders.

Pursuant to a letter agreement, dated as of December 2019, Solebury provided Seneca with advisory services in connection with the Merger. For advisory services rendered in connection with the Merger, Seneca has agreed to pay Solebury a success fee of approximately $400,000, which will become payable upon the successful completion of the Merger. Seneca has also agreed to reimburse Solebury for its expenses incurred in performing its services. Furthermore, Seneca has agreed to indemnify Solebury and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Solebury or any of its affiliates against certain liabilities, including liabilities under the federal securities laws, and expenses related to or arising out of Solebury’s engagement.

Solebury is an advisory firm, which engages directly and through affiliates and related persons in a number of activities.  Because Solebury provides advisory services to a wide range of entities and individuals, conflicting interests or duties may arise. Solebury and/or its affiliates have provided certain advisory services to Seneca and/or its affiliates from time to time for which Solebury has received, and may receive, compensation. Prior to their engagement, Solebury did not have any professional association with, or receive any compensation from, Seneca.  Notwithstanding, Solebury did provide investor relations services to Neximmune, Inc., with whom Dr. Carter was associated. Solebury and/or its affiliates may in the future provide other advisory services to Seneca or LBS and their respective affiliates for which it would expect to receive compensation. Solebury has not provided any services to, or received compensation from, LBS.

The Proxy Statement is hereby amended and supplemented on page 80 by adding the following to the end of the first paragraph on that page:

In connection with such in-licensing, reverse merger, and out-licensing strategic alternatives, Seneca and approximately 30 potential counterparties executed substantially similar forms of mutual and one-way non-disclosure agreements related to the exchange of material containing Seneca’s non-public information. The agreements had terms between three years to perpetuity. The non-disclosure agreements did not include a market standstill or “don’t-ask-don’t-waive” provision.

The Proxy Statement is hereby amended and supplemented on page 80 by adding the following to the end of the last paragraph on that page:

In furtherance of these discussions, the Parties executed mutual non-disclosure agreements, dated April 9, May 15, May 6, March 30, and January 30, 2020, respectively, to exchange material, non-public information, each of which had a term ranging from 12 months to a term in perpetuity. The non-disclosure agreements did not include a market standstill or “don’t-ask-don’t-waive” provision.

The Proxy Statement is hereby amended and supplemented by replacing the second full paragraph on page 81 in its entirety with the following:

Between June 4 and June 11 of 2020, Solebury held various legal and corporate diligence calls with Party 2, Party 4, Party 5, and Party 6. Party 6 was introduced to Seneca by each of the respective parties’ advisors. Seneca held an introductory call with Party 6 and members of Seneca’s management. On May 11, 2020, Party 6 and Seneca executed a mutual non-disclosure agreement to exchange material, non-public information, which had a three-year term.  The non-disclosure agreement did not include a market standstill or “don’t-ask-don’t-waive” provision.  Subsequently, Party 6 informed Seneca that it was negotiating a different transaction with a separate third party and was withdrawing from Seneca’s process.

The Proxy Statement is hereby amended and supplemented by replacing the fourth full paragraph on page 81 in its entirety with the following:

On June 15, 2020, after the parties were introduced to each other through their respective advisors, Party 7 was sent a Stage I Letter by Solebury.  On June 11, 2020, Party 7 and Seneca executed a mutual non-disclosure agreement to exchange material, non-public information, which had a five-year term.  The non-disclosure agreement did not include a market standstill or “don’t-ask-don’t-waive” provision.

The Proxy Statement is hereby amended and supplemented by replacing the last full paragraph on page 81 in its entirety with the following:

On July 6, 2020, after being identified by Hibiscus as a possible merger candidate, Party 8 was sent a Stage I Letter by Solebury. On July 1, 2020, Party 8 and Seneca executed a mutual non-disclosure agreement to exchange material, non-public information, which had a term in perpetuity.  The non-disclosure agreement did not include a market standstill or “don’t-ask-don’t-waive” provision.

The Proxy Statement is hereby amended and supplemented by replacing the second full paragraph on page 82 in its entirety with the following:

On July 7, 2020, Solebury sent a Stage I Letter to Party 9. On June 9, 2020, Party 9 and Seneca executed a mutual non-disclosure agreement to exchange material, non-public information, which had a term in perpetuity.  The non-disclosure agreement did not include a market standstill or “don’t-ask-don’t-waive” provision.

The Proxy Statement is hereby amended and supplemented by replacing the fifth full paragraph on page 82 in its entirety with the following:

On July 8, 2020, Solebury sent a Stage I Letter to Party 10. On July 6, 2020, Party 10 and Seneca executed a mutual non-disclosure agreement to exchange material, non-public information, which had a term in perpetuity.  The non-disclosure agreement did not include a market standstill or “don’t-ask-don’t-waive” provision.

The Proxy Statement is hereby amended and supplemented by replacing the third full paragraph on page 83 in its entirety with the following:

On July 29, 2020, Solebury sent Stage II Letters to Party 11 and Party 12 after holding telephonic calls with each of the parties and explaining the items required at this stage of the process.  On July 20, 2020, Seneca executed mutual non-disclosure agreements to exchange material, non-public information, which had terms in perpetuity, with Party 11 and Party 12, respectively.  The non-disclosure agreements did not include a market standstill or “don’t-ask-don’t-waive” provision.

The Proxy Statement is hereby amended and supplemented by replacing the third full paragraph on page 84 in its entirety with the following:

On August 14, 2020, Solebury sent Stage II Letters and a legal due diligence questionnaire to Party 13. On August 13, 2020, Party 13 and Seneca executed a mutual non-disclosure agreement to exchange material, non-public information, which had a term in perpetuity.  The non-disclosure agreement did not include a market standstill or “don’t-ask-don’t-waive” provision.

The Proxy Statement is hereby amended and supplemented by replacing the first full paragraph on page 87 in its entirety with the following:

Between September 14 and September 17 of 2020, Party 1, Party 4, and Party 12 sent revised proposal letters to Solebury. Solebury sent the revised proposals to SLG, Hibiscus and Seneca’s management. During this time, Solebury continued to review inbound inquiries regarding the merger process and was introduced to LBS and Party 14 by their respective advisors.  On September 18, 2020, Seneca executed mutual non-disclosure agreements to exchange material, non-public information, which had a term in perpetuity, with LBS.  The non-disclosure agreements did not include a market standstill or “don’t-ask-don’t-waive” provision. Additionally, on September 18, 2020, Seneca held an introductory phone call with Party 14. No non-disclosure agreement was executed with Party 14.

The Proxy Statement is hereby amended and supplemented by replacing the fifth full paragraph on page 87 in its entirety with the following:

On September 22, 2020, LBS sent Solebury an initial non-binding proposal that Solebury sent to members of Seneca’s management, SLG, and Hibiscus. The non-binding proposal contained relative valuations of the entities whereby LBS and Seneca equity holders would own approximately 80.6% and 19.4% of the equity of the combined company, respectively, on a fully diluted basis calculated via the treasury stock method, a concurrent financing structure, necessary approvals, an adjustment to the relative valuations of the entities in certain event and other information contemplated by LBS pursuant to its non-binding proposal. Pursuant to the review of the non-binding proposal, members of Seneca’s management, Hibiscus, Solebury, SLG held a telephonic meeting with LBS and LBS’s anticipated concurrent financing source to understand the anticipated terms of LBS’s proposed financing.

The Proxy Statement is hereby amended and supplemented by replacing the last full paragraph on page 87 with the following:

On September 26, 2020, at the direction of the Seneca Transaction Committee, and pursuant to the review and negotiation of certain terms by members of Hibiscus, SLG, and Seneca’s management, Solebury sent LBS the Stage II Letter and a revised draft of LBS’s non-binding proposal. The revised nonbinding proposal modified LBS’s calculation method from the treasury stock method to the fully diluted method on an as converted basis, included an adjustment to the initial relative values of LBS and Seneca based on Seneca’s valuation prior to closing the transaction and subject to Seneca’s net cash at closing. The revised non-binding proposal maintained the proposed equity split of 80.6% and 19.4% of the combined company between LBS and Seneca equity holders.  The revised non-binding proposal also included a contingent value right with respect to Seneca’s legacy intellectual property / assets and a break-up fee in the event LBS terminated the transaction prior to closing, and specified each party’s responsibility for certain fees and expenses in completing the transaction.

The Proxy Statement is hereby amended and supplemented by replacing the fourth full paragraph on page 88 in its entirety with the following:

On September 30, 2020, LBS sent a revised non-binding proposal to Solebury that Solebury sent to members of Seneca’s management, Hibiscus, and SLG for review and comments. The revised non-binding proposal modified LBS’s value calculation to the treasury stock method, removed the adjustment to initial relative values of each party prior to the closing, including certain shares of the concurrent financing in the valuation of LBS, and made further changes to the contingent value right provision. The revised non-binding proposal maintained the proposed equity split of 80.6% and 19.4% of the combined company between LBS and Seneca equity holders.

The Proxy Statement is hereby amended and supplemented by replacing the fifth bulleted paragraph on page 94 in its entirety with the following:

•	the operations, management structure, geographic locations, operating plans, and cash burn rate of the combined organization, including the impact of the CVR Agreement, given that Seneca’s Board believes the sale and further development of such assets could unlock additional Seneca shareholder value and the expected cash resources of the combined organization (including the ability to support the combined organization’s current and planned clinical trials and operations).

The Proxy Statement is hereby amended and supplemented by replacing the fifth bulleted paragraph on page 97 in its entirety with the following:

•	the operations, management structure, geographic locations, operating plans, and cash burn rate of the combined organization, including the impact of the CVR Agreement and the expected cash resources of the combined organization (including the ability to support the combined organization’s current and planned clinical trials and operations);

The Proxy Statement is hereby amended and supplemented on pages 102-103 by replacing the entirety of the section following the sub-title “Financial Analysis of LBS” with the following:

Selected Companies Analysis. Cassel Salpeter compared financial and operating data for LBS with selected companies with publicly traded equity securities Cassel Salpeter deemed relevant. The financial and operating data reviewed included market value, total invested capital, cash as a percentage of total invested capital, estimated 2021 revenue and estimated 2022 revenue. The selected companies were selected because they were deemed similar to LBS in one or more respects, including the indications targeted by drugs under development, the treatment of side effects of broader indications, and the nature of their business. The selected companies with publicly traded equity securities and the corresponding financial data were:

(Dollars in Thousands)	Market Value	Total Invested Capital	Cash/ Total Invested Capital	2021E Revenue	2022E Revenue
Seres Therapeutics, Inc.	$2,381,456	$2,423,277	12.3%	$22,896	$63,866
Morphic Holding, Inc.	1,021,963	1,021,963	20.9%	35,395	33,650
Protagonist Therapeutics, Inc.	870,466	876,757	22.1%	20,000	65,000
Ardelyx, Inc.	632,642	698,449	2.4%	27,093	123,615
RedHill Biopharma Ltd.	332,562	418,453	8.3%	141,065	199,830
Aquestive Therapeutics, Inc.	260,890	326,697	5.2%	47,299	82,576
Lexicon Pharmaceuticals, Inc.	369,600	391,211	28.5%	7,786	21,628
Assembly Biosciences, Inc.	203,418	214,191	111.1%	14,000	8,667
Evoke Pharma, Inc.	75,476	77,616	8.1%	14,817	31,589
Avenue Therapeutics, Inc.	61,464	61,464	7.0%	-	35,585
Immuron Limited	46,252	46,298	5.3%	-	-
High	$2,381,456	$2,423,277	111.1%	$141,065	$199,830
Mean	568,745	596,034	21.0%	30,032	60,546
Median	332,562	391,211	8.3%	20,000	35,585
Low	46,252	46,298	2.4%	-	-

Taking into account the results of the selected companies’ analysis and its experience and professional judgment, Cassel Salpeter selected an implied equity value reference range for LBS of $58,400,000 to $87,600,000 in the aggregate, or $0.17 to $0.26 per share of LBS capital stock.

None of the selected companies have characteristics identical to LBS. An analysis of selected publicly traded companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of the companies reviewed.

Selected Initial Public Offerings Analysis. Cassel Salpeter considered the financial terms of the following initial public offerings (“IPOs”) Cassel Salpeter deemed relevant. The financial data reviewed included gross offering amount, pre-money equity value, post-money equity value, the gross offering amount relative to the post-offering equity value and post-money equity value as a multiple of the book value of the invested equity capital. The selected IPOs were selected because they involved issuers that were deemed similar to LBS in one or more respects, including the indications targeted by drugs under development, the treatment of side effects of broader indications, and the nature of their business. The selected IPOs and the corresponding financial data were:

(Dollars in Thousands)			Implied Value
Date	Company	Gross Offering Amount	Pre-Money	Post-Money	%Post Money Equity Value	Post Money Equity Value / Book Value of Invested Equity
26-Jun-19	Morphic Holding, Inc.	$103,500	$353,940	$457,440	22.6%	1.9x
24-Jul-18	Aquestive Therapeutics Inc.	73,875	289,875	363,750	20.3%	5.1x
26-Jun-17	Avenue Therapeutics Inc.	37,950	20,049	57,999	65.4%	1.5x
10-Aug-16	Protagonist Therapeutics Inc.	93,036	92,376	185,412	50.2%	1.2x
25-Jun-15	Seres Therapeutics Inc.	153,812	527,200	681,012	22.6%	2.4x
18-Jun-14	Ardelyx, Inc.	69,005	190,401	259,406	26.6%	2.0x
24-Sep-13	Evoke Pharma, Inc.	28,980	44,172	73,152	39.6%	1.8x

	High	$153,812	$527,200	$681,012	65.4%	5.1x
	Mean	80,023	216,859	296,881	35.3%	2.3x
	Median	73,875	190,401	259,406	26.6%	1.9x
	Low	28,980	20,049	57,999	20.3%	1.2x

Taking into account the results of the selected IPOs analysis and its experience and professional judgment, Cassel Salpeter applied a multiple range of 0.7x to 1.0x to LBS’s invested capital. The selected IPOs analysis indicated an implied equity value reference range for LBS of $58,100,000 to $82,900,000 in the aggregate, or $0.17 to $0.25 per share of LBS capital stock.

None of the companies in the selected IPOs have characteristics identical to LBS. Accordingly, an analysis of selected IPOs is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies in the selected IPOs and other factors that could affect the respective values of the companies and IPOs reviewed.

The Proxy Statement is hereby amended and supplemented on page 107 by replacing the entirety of the section following the heading “Board Matters” with the following:

Pursuant to the terms of the Merger Agreement, Cristina Csimma, PharmD, MHP, Mary Ann Gray, PhD, and Binxian Wei, who are currently directors of Seneca, will continue as directors of the combined organization after the Closing and will be eligible to receive compensation as non-employee directors.  Binxian Wei will have a board position on the combined company because Tianjin Pharmaceuticals Group International Holdings Co., LTD, the sole preferred shareholder of Seneca, has a right to appoint a Seneca board member, has designated Mr. Wei to serve in that capacity, and that right continues with the combined company. Therefore, Mr. Wei will continue as a member of the board of directors of the combined company.  Based upon their respective experience and qualification, Cristina Csimma, PharmD, M.H.P. and Mary Ann Gray, Ph.D. were initially approached by representatives of LBS in early November 2020 to inquire if either would be willing to continue as directors of the combined company, but no decision or agreement was reached. On November 18, 2020, subsequent to Seneca and LBS reaching an agreement in principle as to the economic terms of the Merger, Dr. Csimma and Dr. Gray were again approached by representatives of LBS about serving on the combined company board of directors, at which time they agreed to serve.  Dr. Gray (but not Mr. Wei or Dr. Csimma) is a member of the Seneca Transaction Committee.  In connection with their service as directors on the combined company board, Mr. Wei, Dr. Csimma, and Dr. Gray will continue to participate in Seneca’s existing Non-Employee Director Compensation program. For a further description of the Non-Employee Director Compensation program, see the section titled “Executive Compensation – Non-Employee Director Compensation” beginning on page 257 of this proxy statement/prospectus/information statement.

The Proxy Statement is hereby amended and supplemented on page 110 by replacing the entirety of the section following the heading “Seneca Options” with the following:

As of November 15, 2020, Seneca’s named executive officers and directors collectively owned unvested Seneca stock options covering 914,412 shares of Seneca Common Stock and vested Seneca stock options covering 653,838 shares of Seneca Common Stock. Drs. Carter and Kalnik, Mr. Saglio, and Seneca’s senior vice president of research and development have agreed in principle, subject to entering into definitive agreements, to the cancellation of their respective outstanding common stock purchase options immediately prior to the closing of the Merger in exchange for aggregate consideration of $1,423,012. Prior to the closing of the Merger, all outstanding and unexercised options to purchase shares of Seneca Common Stock with an exercise price of greater than $1.60 will be canceled and have no further force and effect. All outstanding and unexercised options to purchase shares of Seneca Common Stock with an exercise price equal to or less than $1.60 will remain effective and outstanding.

The Proxy Statement is hereby amended and supplemented on page 113 by replacing the entirety of the section following the heading “Litigation Relating to the Merger” with the following:

As of March 16, 2021, nine complaints have been filed by purported Seneca stockholders, each of which seeks to enjoin the Merger and other relief.

On January 8, 2021, Joseph Sheridan, a purported Seneca stockholder, filed a complaint in the United States District Court for the Southern District of New York against Seneca, the members of its board of directors, and LBS, captioned Sheridan v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00166 (the “Sheridan Complaint”).

Also, on January 8, 2021, Hesam Pirjamaat, a purported Seneca stockholder, filed a complaint in the United States District Court for the Southern District of New York against Seneca, the members of its board of directors, Townsgate Acquisition Sub 1, Inc., and LBS, captioned Pirjamaat v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00172 (the “Pirjamaat Complaint”).

On January 13, 2021, Brian Johnson, a purported Seneca stockholder, filed a complaint in the United States District Court for the Southern District of New York against Seneca and the members of its board of directors, captioned Johnson v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00310 (the “Johnson Complaint”).

On January 15, 2021, Vipin Mathews, a purported Seneca stockholder, filed a complaint in the United States District Court for the Eastern District of New York against Seneca and the members of its board of directors, captioned Mathews v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00242 (the “Mathews Complaint”).

On January 22, 2021, Emily Pechal, a purported Seneca stockholder, filed a complaint in the United States District Court for the Southern District of New York against Seneca and the members of its board of directors, captioned Pechal v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00585 (the “Pechal Complaint”).

On February 25, 2021, Marcie Curtis, a purported Seneca stockholder, filed a complaint in the United States District Court for the District of Delaware against Seneca and the members of its board of directors, captioned Curtis v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00292 (the “Curtis Complaint”).

On March 1, 2021, Juanesha Valdez, a purported Seneca stockholder, filed a complaint in the United States District Court for the Eastern District of Pennsylvania against Seneca, the members of its board of directors, Townsgate Acquisition Sub 1, Inc., and LBS, captioned Valdez v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00980 (the “Valdez Complaint”).

On March 2, 2021, Bryan Anderson, a purported Seneca stockholder, filed a complaint in the United States District Court for the District of Delaware against Seneca and the members of its board of directors, captioned Anderson v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-00326 (the “Anderson Complaint”).

On March 3, 2021, Jack McIntire, a purported Seneca stockholder, filed a complaint in the United States District Court for the Southern District of New York against Seneca and the members of its board of directors, captioned McIntire v. Seneca Biopharma, Inc., et al., Case No. 1:21-cv-01869 (the “McIntire Complaint,” and, together with the Sheridan Complaint, the Pirjamaat Complaint, the Johnson Complaint, the Mathews Complaint, the Pechal Complaint, the Curtis Complaint, the Valdez Complaint, the Anderson Complaint, the “Stockholder Complaints”).

On February 26, 2021, the United States District Court for the Southern District of New York entered an order consolidating the Sheridan Complaint, the Pirjamaat Complaint, the Johnson Complaint, and the Pechal Complaint under Case No. 21-cv-0166.

The Stockholder Complaints assert claims against Seneca, the members of the Seneca Board, and LBS as defendants under Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder for allegedly false and misleading statements in this proxy statement/prospectus/information statement and Section 20(a) of the Exchange Act for alleged “control person” liability with respect to such allegedly false and misleading statements. The Johnson Complaint also asserts that the members of the Seneca Board breached their fiduciary duties of candor/disclosure in connection with the Merger by purportedly failing to disclose material information about the Merger.

Each of the Stockholder Complaints seek, among other relief, injunctive relief, including enjoining the Merger unless and until the defendants disclose the allegedly omitted material information, as well as an award of attorneys’ and experts’ fees. The Mathews Complaint also seeks to enjoin any vote on the Merger; the Sheridan Complaint, the Johnson Complaint, and the McIntire Complaint seek damages; the Sheridan Complaint, the Pirjamaat Complaint, the Mathews Complaint, the Curtis Complaint, the Valdez Complaint, and the Anderson Complaint, seek, in the event the defendants consummate the merger, rescission of the Merger or an award of rescissory damages; the Pirjamaat Complaint, the Curtis Complaint, and the Valdez Complaint seek an order directing the Seneca Board to disseminate a revised registration statement in compliance with Sections 14(a) and/or 20(a) of the Exchange Act and Rule 14a-9; and the Pirjamaat Complaint, the Mathews Complaint, the Curtis Complaint, the Valdez Complaint, and the Anderson Complaint seek a declaration that defendants violated Sections 14(a) and/or 20(a) of the Exchange Act and Rule 14a-9.

Seneca and LBS believe the allegations in the Stockholder Complaints are without merit.

Other stockholders may file additional lawsuits challenging the Merger, which may name Seneca, LBS, members of the Seneca or LBS boards of directors and/or others as defendants. No assurance can be made as to the outcome of such lawsuits or the Stockholder Complaints, including the amount of costs associated with defending, or any other liabilities that may be incurred in connection with the litigation of, such claims.

Revisions to the section titled “THE MERGER AGREEMENT”

The Proxy Statement is hereby amended and supplemented on page 126 to add the following to the end of the paragraph under the heading “Directors and Officers of Seneca Following the Merger”:

Binxian Wei will have a board position on the combined company because Tianjin Pharmaceuticals Group International Holdings Co., LTD, the sole preferred shareholder of Seneca, has a right to appoint a Seneca board member, has designated Mr. Wei to serve in that capacity, and that right continues with the combined company. Therefore, Mr. Wei will continue as a member of the board of directors of the combined company.  Based upon their respective experience and qualification, Cristina Csimma, PharmD, M.H.P. and Mary Ann Gray, Ph.D. were initially approached by representatives of LBS in early November 2020 to inquire if either would be willing to continue as directors of the combined company, but no decision or agreement was reached. On November 18, 2020, subsequent to Seneca and LBS reaching an agreement in principle as to the economic terms of the Merger, Dr. Csimma and Dr. Gray were again approached by representatives of LBS about serving on the combined company board of directors, at which time they agreed to serve.  Dr. Gray (but not Mr. Wei or Dr. Csimma) is a member of the Seneca Transaction Committee.  In connection with their service as directors on the combined company board, Mr. Wei, Dr. Csimma, and Dr. Gray will continue to participate in Seneca’s existing Non-Employee Director Compensation program. For a further description of the Non-Employee Director Compensation program, see the section titled “Executive Compensation – Non-Employee Director Compensation” beginning on page 257 of this proxy statement/prospectus/information statement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements (including within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act) concerning Seneca, LBS, the proposed Merger and other matters. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as Seneca and LBS cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation those set forth in the section of the proxy statement/prospectus/information statement entitled “Risk Factors” beginning on page 27 of the proxy statement/prospectus/information statement. There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the Merger will be realized.

If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, the results of operations and the prospects of Seneca, LBS or the combined company could differ materially from the forward-looking statements. All forward-looking statements in this Current Report on Form 8-K are current only as of the date of this document. Seneca does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made, the occurrence of unanticipated events or any new information that becomes available in the future.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction between Seneca, LBS and Merger Sub. On December 23, 2020, Seneca filed a Registration Statement on Form S-4 (the “Form S- 4”) with the SEC, which included a definitive proxy statement/prospectus/information statement. Seneca filed Amendment No. 1 to the Form S-4 with the SEC on January 26, 2021. Seneca filed Amendment No. 2 to the Form S-4 with the SEC on February 9, 2021. The Definitive Proxy Statement was filed with the SEC on February 11, 2021, and mailed to the stockholders of Seneca on February 12, 2021. Each party may file other documents with the SEC in connection with the proposed Merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SENECA, LBS, THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of the Definitive Proxy Statement and any other documents filed with the SEC on Seneca’s website at http://www.senecabio.com, by contacting Seneca’s Investor Relations at (301) 366-4841 or the SEC’s website at www.sec.gov. You may also request copies from Seneca’s proxy solicitor using the following contact information – The Proxy Advisory Group, LLC, 18 East 41st Street, 20th Floor, New York, NY 10017, phone number (212) 616-2181.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Seneca and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Seneca in connection with the proposed Merger. Information about the executive officers and directors of Seneca is included in the Definitive Proxy Statement referred to above. The Definitive Proxy Statement is available free of charge from the sources indicated above.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.01	Form of Separation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 18, 2021	Seneca Biopharma, Inc.

/s/ Dane Saglio
By: Dane Saglio
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.01	Form of Separation Agreement